Exhibit 99.1

NEWS RELEASE

Contacts:                                             Raymond J. Pacini

Chief Executive Officer

California Coastal Communities, Inc.

(949) 250-7781

CALIFORNIA COASTAL COMMUNITIES SEEKS COURT APPROVAL OF PLAN SUPPORT AGREEMENT WITH LENDERS FOR CONSENSUAL EXIT FROM BANKRUPTCY

•                                         Holders of Common Stock to Receive No Recovery

•                                         Lenders to Provide $15.0 million of DIP Financing

•                                         Remains Subject to Solicitation of Creditors and Plan Confirmation

IRVINE, California, December 7, 2010 — California Coastal Communities, Inc. (OTCQB: CALCQ) announced today that the Company has filed a motion for authority to enter into a plan support agreement with a majority of its senior lenders comprising 81 % of the senior revolving loan and 88 % of the senior term loan (the “Lenders”) that will enable the Company to proceed with a consensual plan of reorganization (the “Plan”) with respect to its Chapter 11 bankruptcy cases (the “Chapter 11 Cases”). The Chapter 11 Cases are being jointly administered in the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”).  The Plan will be subject to approval by the Bankruptcy Court following solicitation of votes from creditors, and there can be no assurance that Bankruptcy Court approval will be obtained.

In order to enhance the Company’s liquidity and working capital, certain of the Lenders have also agreed to provide a  debtor-in-possession term loan agreement (the “DIP Credit  Agreement”), pursuant to which they will lend $5.0 million upon the Bankruptcy Court’s interim approval of the DIP Credit Agreement and $10.0 million upon final approval by the Bankruptcy Court.

Under the proposed Plan, (a) Lenders under the DIP Credit Agreement will have an option to be converted into a first lien position in the principal amount of $15.0 million with an expected maturity date of March 1, 2013 and will be paid interest at an annual rate of Libor + 750 basis points with a Libor floor of 250 basis points (resulting in a current rate of 10.0%); (b) the $81.7 million existing senior revolving loan will be converted into a new second lien position loan, with an expected maturity date of March 1, 2016 and  will be paid interest at the same rate as the DIP Credit Agreement; (c) the existing $99.8 million senior term loan holders will receive a pro rata share of  (i) a new third lien position loan in the principal amount of $44.0 million, with an expected maturity date of March 1, 2017 without any amortization required until the first and second lien loans are fully repaid and bearing interest at an annual fixed rate of 15%, with all of such interest accruing and being added to the principal balance until the first and second lien loans are fully repaid, and (ii) 100% of the equity in the reorganized Company.  General unsecured creditors are expected to share on a pro rata basis, based on the face amount of allowed claims, in a $2 to 3 million trust for general unsecured claims. Under the Plan, there will be no recovery by the holders of the Company’s outstanding common stock.

Chief Executive Officer Raymond J. Pacini commented, “After a careful and thorough analysis, we determined that the agreement announced today provides the most certain path for exiting bankruptcy. Given continued concerns over the strength and sustainability of economic growth and its impact on the housing market, we believe that de-leveraging the Company upon exiting bankruptcy will best position the Company to navigate the uncertain recovery in our housing market. With the cloud of bankruptcy being removed, we are well-positioned to provide unique coastal homes to those seeking a home in Huntington Beach.”

Pacini further commented, “We are pleased to have the support of our lenders in helping us exit bankruptcy, which has no doubt slowed our Brightwater sales. Their willingness to provide the DIP financing and assume equity ownership is an important vote of confidence and evidences our shared belief in the ability to successfully complete our Brightwater development.”

The Company is hopeful that by February 28, 2011 it could exit the bankruptcy that was commenced by the Company and certain of its direct and indirect wholly-owned subsidiaries on October 27, 2009, which is being jointly administered under the caption In re California Coastal Communities, Inc., Case No. 09-21712-TA; however, there can be no assurance in that regard.

The Company is a residential land development and homebuilding company operating in Southern California.  The Company’s principal subsidiaries are Hearthside Homes which is a homebuilding company, and Signal Landmark which owns 110 acres on the Bolsa Chica mesa where sales commenced in August 2007 at the 356-home Brightwater community.  Hearthside Homes has delivered over 2,300 homes to families throughout Southern California since its formation in 1994.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain of the foregoing information contains forward-looking statements that relate to future events or the Company’s future financial performance.  These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “hopes” or the negative of such terms or other comparable terminology.  These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, goals, expectations and intentions with respect to the bankruptcy proceedings and the financing commitment, the number and types of homes that the Company may develop and sell, the timing and outcomes of court proceedings, lender negotiations, and other statements contained herein that are not historical facts. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. Currently, the risks and uncertainties that may most directly impact our future results include (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to the Plan and other motions in the Chapter 11 Cases; (iii) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Plan as currently proposed; (iv) the ability to execute the Company’s business and restructuring plan; (v) the Company’s ability to maintain contracts that are critical to its operation, and to retain key executives, managers and employees. In the event that the risks disclosed in our public filings and those discussed above cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. We undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.